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                                                                    EXHIBIT 99.1



                                                          151 Farmington Avenue
                                                          Hartford, Conn. 06156



                                                          MEDIA CONTACT:
                                                          Joyce A. Oberdorf
                                                          860-273-7392


                                                          INVESTOR CONTACT:
                                                          Robyn S. Walsh
                                                          860-273-6184


                     AETNA TO SEPARATE INTO TWO INDEPENDENT
                            PUBLICLY TRADED COMPANIES

            -- BOARD UNANIMOUSLY DECLINES ING/WELLPOINT INVITATION --


HARTFORD, CT, MARCH 12, 2000 -- Aetna (NYSE: AET) announced today that its Board of Directors has decided on a series of steps designed to enhance shareholder value and the quality of its services to its 47 million customers. The Board has decided to separate the global health and global financial services businesses into two independent publicly traded companies as soon as an orderly separation can be achieved.

Chairman and CEO William H. Donaldson said, "We strongly believe that the interests of our shareholders, employees, customers and the communities in which we operate are well served by this plan and by the additional steps we will be taking to improve our businesses."

Other steps to be taken by Aetna include:

- The sale of international assets that do not fit with the strategies of the newly independent health and wealth businesses, or provide an adequate return on capital.
- Finalizing plans to capture strategic health care Internet opportunities that leverage Aetna's vast health care information technology assets.
- A comprehensive review of the company's health business model and strategies with the goal of building on our industry-leading franchise, and improving financial performance and relationships with physicians, hospitals and patients.

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-    Additional efforts to strengthen the financial services business, enhance its products and services, and unlock its considerable inherent value.
- The acceleration of our existing cost-reduction program and additional reductions resulting from our restructuring and strategic review.

Donaldson said, "Our goal is to enhance shareholder value, and to improve the quality of our services and relationships with all our constituencies. We believe this can best be accomplished by separating into two businesses. As a result, each company can achieve a stronger focus on its customers, improve performance, more closely align management with shareholders and independently evaluate strategic options. Each of our two core businesses has great potential, and each will be better able to realize that potential as a separate company."

The Board also unanimously decided to decline an invitation from ING America Insurance Holdings, Inc. and WellPoint Health Networks Inc. to negotiate an acquisition of the company.

"The financial consideration mentioned in the ING/WellPoint letter, even if taken at face value, significantly understates the value of our company and does not reflect the current value or future potential of our core businesses," Donaldson said. "In addition, the number of contingencies, substantial execution risk and other considerations also contributed to the decision.

"Our plan should deliver increased shareholder value, and we will be reviewing the strategies of both businesses with this goal in mind and in light of their planned independence.

"In health, we will examine our business model in view of a rapidly changing environment that increasingly emphasizes choice and empowerment. Our goal is to improve relations with physicians and hospitals, do a better job of meeting the expectations of customers and patients, and enhance our financial performance.


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"In financial services, we will continue efforts to strengthen the business with a goal of unleashing its potential. Our intent is to provide it with a capital structure that is appropriate for its industry."

Decisions will be made in due course on company names, headquarter locations, corporate staffs and boards of directors for the two companies. The separation of the businesses is subject to obtaining regulatory approvals and satisfaction of certain legal requirements.

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CAUTIONARY STATEMENT - Certain information in this press release is forward looking, including statements regarding the expected benefits of separating Aetna's global health and global financial services businesses into independent publicly traded companies, selling certain international assets, capturing Internet opportunities, reviewing the strategies of Aetna's businesses and achieving cost reductions. That information is based on management's estimates, assumptions and projections regarding the future earnings, cash flows and capital requirements of each of Aetna's businesses, the manner and time frame in which the proposed transactions will be accomplished and other future events, and is subject to significant uncertainties, many of which are beyond Aetna's control. Important risk factors could cause actual future results of Aetna's businesses, the manner and time frame of accomplishing the proposed transactions and other future events to differ materially from those currently estimated by management. Those risk factors include, but are not limited to, the ability to successfully complete the proposed transactions on a timely basis (which also is affected by the ability to efficiently separate Aetna's administrative functions and management information systems, the timing of numerous regulatory approvals and the satisfaction of other legal requirements). For further discussion of important risk factors that may materially affect management's estimates, Aetna's results and the forward-looking statements herein, please see the risk factors contained in Aetna's Securities and Exchange Commission filings, which risk factors are incorporated herein by reference. You also should read those filings, particularly Aetna's 1999 Report on Form 10-K filed with the SEC, for a discussion of Aetna's results of operations and financial condition.